UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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LogSearch, Inc.
(Name of Registrant as Specified in its Charter)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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Date Filed: March 9, 2007

DEFINITIVE INFORMATION STATEMENT

LogSearch, Inc.

3632-13 St. SW

Calgary, Alberta, Canada, T2T 3R1

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

LogSearch, Inc.

      a Nevada corporation

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given of the time and place of an Annual Meeting of the Shareholders of LogSearch, Inc. (the “Corporation”).  Such meeting to be held at Suite 200, 1414-8th St. SW Calgary, Alberta on March 29, 2007 at the hour of 10:00 o’clock in the morning, Mountain Standard Time, for the following purposes:

1.

to elect the  Members of the Board of Directors for the ensuing year; and

2.

to approve the appointment of  the firm of Bateman & Co. as the Corporation’s independent auditors for the fiscal year  2007.

Only shareholders of record as of the close of business on the 28th day of February, 2007 will be entitled to vote at this Meeting.  This Information Statement was first sent to the Corporation’s shareholders on March 9, 2007

The Corporation is not soliciting Proxies in connection with this Meeting.  However, you have the option of submitting a Proxy instead of attending the Meeting.  If you elect to use a Proxy and require a sample form of Proxy, please contact the Corporation by telephone at (403) 689-3901 or e-mail to jdurward@telus.net and a sample will be provided to you for your convenience. You may use the designated Proxy holder on the sample Proxy provided at your request or you may insert another person that you so desire to attend and vote in your stead.

DATED AND MAILED at Calgary, Alberta this 9th day of March, 2007.

BY ORDER OF THE BOARD OF DIRECTORS OF

LogSearch, Inc.

/s/ James Durward

James Durward

Chief Executive Officer

INFORMATION STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 29, 2007

This Information Statement is being first mailed on March 9, 2007, to the shareholders of LogSearch, Inc., a Nevada corporation (the “Corporation”), by the Board of Directors for use at the Annual Meeting of Shareholders (the “Meeting”) to be held at 10:00 o’clock in the morning, Mountain Standard Time on March 29, 2007, at Suite 200, 1414-8th. St. SW Calgary, Alberta, or at such other times and places to which the Meeting may be adjourned (the “Meeting Date”).

The purpose of the Meeting is to consider and act upon (i) to elect the Members of the Board of Directors for the ensuing year; and (ii) to approve the appointment of the firm of Bateman & Co. as the Corporation’s independent auditors for the fiscal year ending October 31, 2007.

RECORD DATE

The record date for determining the shareholders entitled to vote at the Meeting was the close of business on February 28, 2007 (the “Record Date”), at which time the Corporation had issued and outstanding 21,050,000 shares of Common stock, $0.001 par value (“Common Stock”).  The shares of Common Stock constitute the only outstanding voting securities of the Corporation entitled to be voted at the Meeting.

NO DISSENTERS' RIGHT OF APPRAISAL

The Corporation’s shareholders do not have dissenter’s rights of appraisal in connection with any of the matters to be voted on by the shareholders at the annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of February 28, 2007, regarding the beneficial ownership of the Corporation’s Common Stock by each person known by the Corporation to be the beneficial owner of more than 5% of the outstanding Common Stock, by each of the Corporation’s officers and directors, and by the officers and directors of the Corporation as a group. Information is also provided regarding beneficial ownership of Common Stock if all outstanding options, warrants, rights and conversion privileges (to which the applicable officers and directors have the right to exercise in the next 60 days) are exercised and additional shares of Common Stock are issued.

TITLE OF CLASS	NAME AND ADDRESS OF BENFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNER	PERCENT OF CLASS (1)
Common	James Durward, Chief Executive Officer, President and Director 3632-13 St SW Calgary, Alberta, Canada T2T 3R1	17,550,400 common shares held directly and 1,000,000 held indirectly through Puroil Technology Inc.	88.1%
Common	Darryl Cozac	800	<1%
Common	All Officers and Directors as a group	18,551,200 Common shares	88.1%

(1) Based on 21,050,000 shares of common stock issued and outstanding.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board of Directors currently consists of two directors.  The Board is recommending that both  nominees be elected.  Both of our current directors have been nominated for election at the Annual Meeting.  Thus, there are two directors to be elected for terms expiring at the Corporation’s next Annual Meeting of Shareholders or until their successors have been elected and qualified.  It is intended that the names of the persons indicated in the following table will be placed in nomination.  Each of the nominees has indicated their willingness to serve as a member of the Board of Directors if elected; however, if any nominee becomes unavailable for election to the Board of Directors for any reason not presently known or contemplated, a substitute may be nominated and elected.

The Corporation did not hold an annual meeting of the shareholders for the fiscal years 2005 and 2006 and therefore each of the directors have served as Directors of the Corporation since the date stated below:

Name	Age	Commence Service
James Durward Chief Executive Officer, President and Director	53	March 2, 2004
Darryl Cozac Secretary and Director	40	March 2, 2004

 The two nominees and their respective biographical and business experience is set forth below.

James Durward – President and member of the Board of Directors

Mr. Durward has served as President and director of LogSearch since its incorporation in March 2004. Mr. Durward is also the Chief Technical Officer of Unitech Energy Resources Inc., an Alberta corporation and LogSearch’s former parent company. Mr. Durward was the founder of Unitech in 1999. From September 1996 to September 1999, Mr. Durward was President and CEO of International Datashare Corporation ("IDC"), a company previously listed on the Toronto Stock Exchange, which merged into Divestco Inc., a Toronto Stock Exchange company trading under the symbol “DVT”. IDC specialized in the creation of oil and gas databases and data analysis software. In 1992, Mr. Durward was a founder and head of Business Development at Virtual Universe Corporation, a Company specializing in graphical multi-user, real-time network applications. In 1996, Mr. Durward consulted in the structuring of Net:X America Inc., an Oregon corporation developing a stock trading platform, and that company's subsequent quotation on the NASD OTC Bulletin Board. Mr. Durward is also the President of Puroil Technology Inc., a venture capital company involved in the formation and financing of startup companies. Mr. Durward is a high school graduate.

Darryl Cozac – Secretary and member of the Board of Directors

Since incorporation, Mr. Cozac is has served as Secretary and Director of LogSearch Inc. Also, since February 1, 2006, Mr. Cozac has been employed by NewCast Energy as a geological technician. From 1996 -2004 Mr. Cozac served as President and Director and founding partner of Coachware Systems Inc. a privately held company that designed and developed software that is marketed to hockey coaches world wide. Mr. Cozac is a certified engineering technologist (Alberta Society of Engineering Technologists) and has over 10 years experience in the petroleum data and software industry.  Mr. Cozac is also the President and a Director of Sprout Development Ltd., a company in the business of developing time management software which is quoted on the OTC Bulletin Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and Directors, and persons who own more than ten percent of the Corporation’s common shares, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, Directors, and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Corporation, the Corporation believes that all of the required reports were filed on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years:

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The business of the Corporation is managed under the direction of the Board of Directors.  The Board of Directors meets on a regular basis to review significant developments affecting the Corporation and to act on matters requiring Board approval.  All matters that require Board approval are acted on either by unanimous written consent of the Board or by a majority at Board meetings.  The Board of Directors did not meet during 2006 but acted by unanimous written consent 1 time during 2006.

The Board of Directors presently does not have an audit committee; the Corporation intends to form an audit committee prior to October 31, 2007. The board does not have an “audit committee financial expert.”

The Corporation does not have a nominating committee because the Corporation has to date been a small business issuer traded on the Over the Counter Bulletin Board and the Board of Directors felt  it was not necessary to have a separate nominating committee.  The functions customarily attributable to this committee are performed by the Board of Directors as a whole.  At this time, the Board does not have a formal policy with regard to the consideration of any director candidates recommended by the Corporation shareholders because historically the Corporation has not received recommendations from its shareholders and the costs of establishing and maintaining procedures for the consideration of shareholder nominations would be unduly burdensome.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition.  However, in making its nominations, the Board of Directors considers, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting the Corporation, time available for meetings and consultation regarding Corporation matters and other particular skills and experience possessed by the individual.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the fiscal years ended October 31, 2006, 2005 and 2004, no compensation was awarded or paid to, or earned by, any of the Executive Officers.

Currently, the Corporation does not offer any annuity, pension or retirement benefits to be paid to any of the officers, directors or employees, in the event of retirement. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with the Corporation, or from a change in the control of the Corporation.

The Corporation does not have any employment contracts with any of its executive officers and has no termination of employment or change in control arrangements with any of its executive officers.

The Corporation currently does not have a stock option plan or any outstanding stock options.

The Corporation does not compensate the directors for their time spent on behalf of our Corporation.

PROPOSAL 2 - APPOINTMENT OF INDEPENDENT AUDITORS

The Board plans to approve the appointment Bateman & Co. Inc. PC at the meeting, for the fiscal year ending October 31, 2007. We do not expect a representative from Bateman & Co., Inc. PC to attend the annual meeting.   Bateman & Co. Inc. PC have been our auditors since October 10, 2004.

Summarized below is the aggregate amount of professional fees billed by Bateman & Co. Inc. PC with respect to fiscal 2006 and 2005:

Services	2006	2005
Audit fees	4500.00	4538.00
Audit related fees	8437.50	7710.00
Tax fees	880.75	52.50
Total fees	$13,818.25	$12,300.50

Audit fees consist of fees for the audit of the Corporation's annual financial statements or the financial statements of the Corporation’s subsidiaries or services that are normally provided in connection with the statutory and regulatory filings of the annual financial statements.

Audit-related services include the review of the Corporation's financial statements and quarterly reports that are not reported as Audit fees.

Tax fees included tax planning and various taxation matters.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

There have not been any transactions with related persons, promoters and certain control persons during our last fiscal year or during the period from our last fiscal year to the date of filing this notice of meeting.

QUORUM AND VOTING

In an election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election, are elected to the Board of Directors of the Corporation (the “Board of Directors”), provided a quorum is present.  Votes may be cast or withheld with respect to the Proposal to elect two members of the Board of Directors for terms expiring at the Corporation’s next Annual Meeting of Shareholders.  Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for such Proposal and, therefore, will not affect the outcome of the vote on such Proposal.

Record holders of our Common Stock may cast one vote for each director nominated for office and one vote for each other Proposal for each share held of record at the close of business on February 28, 2007.

Approval of the matters before the meeting requires the affirmative vote of a majority of the votes cast by shareholders present at the meeting in person or by proxy.

OTHER BUSINESS

We do not know of any other item of business that may come before the meeting, except a motion to adjourn.  If at the meeting a sufficient number of votes are not cast to adopt one or more of the items proposed for adoption, the persons in attendance at the meeting in person or by proxy may adjourn the meeting to another specific date and time.

SHAREHOLDERS PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Corporation consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934.  For such proposals to be considered for inclusion in the Proxy Statement or Information Statement for the next Annual Meeting of Shareholders, such proposals must be received by the Corporation no later than December 15, 2007.  Any shareholder proposal submitted outside the process described above is considered untimely, if provided after June 15, 2007.  Such proposals should be directed to LogSearch, Inc. 3632-13 St. SW, Calgary, Alberta, Canada, T2T 3R1, Attn: James Durward

Upon the receipt of a written request from any shareholder entitled to vote at the forthcoming Annual Meeting, the Corporation will mail, at no charge to the shareholder, a copy of the Corporation’s Annual Report on Form 10-KSB, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the Corporation’s most recent fiscal year.  Requests from beneficial owners of the Corporation’s voting securities must set forth a good-faith representation that, as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting.  Written requests for such report should be directed to:

LogSearch, Inc. 3632-13 St. SW, Calgary, Alberta, Canada, T2T 3R1, Attn: James Durward

By order of the Board of Directors

/s/ James Durward

James Durward

Chief Executive Officer